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                                                                    Exhibit 4.3


                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT



                                                              June 18, 1998

NatWest Capital Markets Limited
135 Bishopsgate
London EC2M 3XT
England

Dear Sirs:

     Anacomp Inc., an Indiana corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchaser"), upon the terms set forth in a purchase agreement dated June 12, 1998 (the "Purchase Agreement"), $135,000,000 principal amount of its 10 7/8% Series C Senior Subordinated Notes due 2004 (the "Securities") which Securities shall be unsecured and will be subordinated to all existing and future Senior Indebtedness (as defined in the Indenture) of the Company and will be effectively subordinated to all obligations of each subsidiary of the Company as may exist from time to time. Unless otherwise indicated, capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement. As an inducement to the Initial Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, for the benefit of the holders of the Securities (including the Initial Purchaser) (the "Holders"), as follows:

     1. Registered Exchange Offer. The Company shall prepare and, not later than 60 days following the date on which the original Securities were sold to the Initial Purchaser pursuant to the Purchase Agreement (the "Issue Date"), shall file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders to issue and deliver to such Holders, in exchange for the Securities, a like aggregate principal amount of debt securities of the Company (the "Exchange Securities") identical in all material respects to the Securities, except for the transfer restrictions, registration rights and liquidated damages relating to the Securities, shall use its reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 180 days after the Issue Date and to cause the Registered Exchange Offer to be consummated no later than 215 days after the Issue Date, and shall keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) commencing the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period").

     Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such

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Registered Exchange Offer to enable each Holder electing to exchange
Securities for Exchange Securities (assuming that such Holder (a) is not (i) an affiliate of the Company within the meaning of the Securities Act or (ii) an Exchanging Dealer (as defined below) not complying with the requirements of the next sentence, (b) acquires the Exchange Securities in the ordinary course of such Holder's business and (c) has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities) and to trade such Exchange Securities from and after their receipt without any limitations or restrictions, except as provided herein, under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Company, the Initial Purchaser and each Exchanging Dealer acknowledge that, pursuant to current interpretations of Section 5 of the Securities Act by the Commission's staff, (i) each Holder which is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) if the Initial Purchaser elects to sell Exchange Securities acquired in exchange for Securities constituting any portion of an unsold allotment it is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such a sale.

     If, prior to consummation of the Registered Exchange Offer, the Initial Purchaser does not hold any Securities acquired by it and having the status of an unsold allotment in the initial distribution, the Company shall, upon the request of the Initial Purchaser, simultaneously with the delivery of the Exchange Securities in the Registered Exchange Offer, issue and deliver to the Initial Purchaser in exchange (the "Private Exchange") for Securities held by the Initial Purchaser a like principal amount of debt securities of the Company, that are identical in all material respects to the Exchange Securities (the "Private Exchange Securities") (and which are issued pursuant to the same Indenture as the Exchange Securities) except for the placement of a restrictive legend on such Private Exchange Securities. The Private Exchange Securities shall if permissible bear the same CUSIP number as the Exchange Securities.

     In connection with the Registered Exchange Offer, the Company shall:

          (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b) keep the Registered Exchange Offer open for not less than 20 business days commencing the date notice of the Registered Exchange Offer is mailed to the Holders (or longer if required by applicable law);

          (c) utilize the services of a Depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

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          (d)  permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

          (e) otherwise comply in all respects with all laws applicable to the Registered Exchange Offer.

     As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange Offer, as applicable, the Company shall:

          (a) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer or the Private Exchange Offer, as applicable;

          (b) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

          (c) cause the Trustee or the Exchange Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Securities, Exchange Securities or Private Exchange Securities, as applicable, equal in principal amount to the Securities of such Holder so accepted for exchange.

     The Exchange Securities and the Private Exchange Securities are to be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event shall provide that (1) the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture and (2) the Private Exchange Securities shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as to which they have the right to vote or consent as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter.

     If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, (ii) the Registered Exchange Offer is not consummated within 215 days after the Issue Date, (iii) any holder of Private Exchange Securities so requests at any time after the consummation of the Private Exchange, or (iv) any Holder (other than the Initial Purchaser) is not eligible to participate in the Registered Exchange Offer, then the Company shall promptly deliver to the Holders and the Trustee written notice thereof to the Trustee and, in the case of clauses (i) and (ii) above, all Holders, in the case of clause (iii) above, the Holders of the Private Exchange Securities and, in the case of clause (iv) above, the affected Holder, and shall file a Shelf Registration pursuant to Section 2 hereof; provided, however, that in the case of clause (iii) above such Holders shall pay all reasonable registration expenses of the Company as described in
Section 5 hereof in connection with such Shelf Registration.

     The Company shall make available for a period of 90 days after the consummation of the Registered Exchange Offer, a copy of a prospectus which meets the requirements of the

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Securities Act and forms part of the Exchange Offer Registration Statement to any broker-dealer for use in connection with any resale of any Exchange Securities.

     Interest on each Exchange Security issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the Issue Date.

     Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Exchange Securities within the meaning of the Securities Act and (iii) such Holder is not an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include, as of the consummation of the Registered Exchange Offer, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2. Shelf Registration. If (i) applicable interpretations of the staff of the Commission do not permit the Company to effect the Registered Exchange Offer as contemplated by Section 1 hereof, or (ii) any Holder notifies the Company not more than 15 days after the consummation of the Registered Exchange Offer that such Holder either (A) was not eligible to participate in the Registered Exchange Offer or (B) participated in the Registered Exchange Offer and did not receive freely transferrable Exchange Securities in exchange for tendered Securities or (iii) for any other reason the Registered Exchange Offer is not consummated within 215 days after the Issue Date, the following provisions shall apply:

     (a) The Company shall as promptly as practicable file with the Commission and thereafter shall use its reasonable efforts to cause to be declared effective a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined below) by the Holders from time to time in accordance with the methods of distribution set forth in such registration statement (hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement"); provided, however, that no Holder of Securities or Exchange Securities (other than the Initial Purchaser) shall be entitled to have Securities or Exchange

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Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

     (b) The Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period of two years from the Issue Date or such shorter period that will terminate when all the Securities and Exchange Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities or Exchange Securities covered thereby not being able to offer and sell such Securities or Exchange Securities during that period, unless such action is required by applicable law; provided, however, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons (not including avoidance of its obligations hereunder), including, without limitation, the acquisition or divestiture of assets, so long as the Company within 120 days thereafter complies with the requirements of Section 4(i) hereof. Any such period during which the Company fails to keep the Shelf Registration Statement effective and usable for offers and sales of Securities and Exchange Securities is referred to as a "Suspension Period."
A Suspension Period shall commence on and include the date that the Company gives notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities and Exchange Securities and shall end on the date when each Holder of Securities and Exchange Securities covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated by Section 4(i) hereof or is advised in writing by the Company that use of the prospectus may be resumed. If one or more Suspension Periods occur, the two-year time period referenced above shall be extended by the number of days included in each such Suspension Period.

     (c) Notwithstanding any other provisions hereof, the Company will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3. Additional Interest. (a) The parties hereto agree that the Holders of Securities will suffer damages if the Company fails to fulfill its obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages.

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Accordingly, if (i) the applicable Registration Statement is not filed with the commission on or prior to 60 days after the Issue Date, (ii) the Exchange Offer Registration Statement is not declared effective within 180 days after the Issue Date, (iii) the Registered Exchange Offer is not consummated or a Shelf Registration Statement has not been declared effective on or prior to 215 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission's Staff, if later, within 60 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), then the interest rate borne by the Securities shall be increased by one-quarter of one percent per annum following such 60-day period in the case of clause (i) above, following such 180-day period in the case of clause
(ii) above or following such 215-day period in the case of clause (iii) above, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any additional interest continues to accrue; provided, that the aggregate increase in such annual interest rate may in no event exceed one percent. Upon (A) the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (i) above, (B) the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (ii) above or (C) the consummation of the Registered Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 215-day period described in clause (iii) above, the interest rate borne by the Securities from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate if the Company is otherwise in compliance with this Section; provided, however, that if, after any such reduction in interest rate, a different event specified in clause (i), (ii) or (iii) above occurs, the interest rate may again be increased and thereafter reduced pursuant to the foregoing provisions.

     Pending the announcement of a material corporate transaction, if the Company issues a notice that the Shelf Registration Statement is unusable, or such a notice is required under applicable securities laws to be issued by the Company and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days in the aggregate, then the interest rate borne by the Securities will be increased by one-quarter of one percent per annum following the date that such Shelf Registration Statement ceases to be usable beyond the 30-day period permitted above, which rate shall be increased by an additional one-quarter of one percent per annum at the beginning of each subsequent 90-day period that such additional interest continues to accrue; provided, that the aggregate increase in such annual interest rate may in no event exceed one percent per annum. Upon the Company declaring that the Shelf Registration Statement is usable after the period of time described in the preceding sentence, the interest rate borne by the Securities will be reduced to the original interest rate if the Company is otherwise in compliance with this Section; provided, however, that if after any such reduction in interest rate the Shelf Registration Statement again ceases to be usable beyond the period permitted above, the interest rate may again be increased and thereafter reduced pursuant to the foregoing provisions. "Transfer Restricted Securities" means each Security or Private Exchange Security until (i) the date on which such Security or Private Exchange Security has been exchanged for a freely transferrable Exchange Security in the

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Registered Exchange Offer, (ii) the date on which such Security or Private
Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Security or Private Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

     (b) The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which additional interest is required to be paid. The Company shall pay the additional interest due on the Transfer Restricted Securities by depositing with the Paying Agent (as defined in the Indenture) (which shall not be the Company for these purposes) for the Transfer Restricted Securities, in trust, for the benefit of the Holders, prior to 10:00 a.m. on the next interest payment date specified by the Indenture (or such other indenture), sums sufficient to pay the additional interest then due. Any amounts of additional interest due pursuant to clauses (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable to the Holders of affected Notes in cash semi-annually on each interest payment date specified by the Indenture (or such other indenture) to the record holders entitled to receive the interest payment to be made on such date commencing with the first such date occurring after any such additional interest commences to accrue. The amount of additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the affected Securities of such Holders, multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360-day year composed of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

     4. Registration Procedures. In connection with any Registration Statement, the following provisions shall apply:

     (a) The Company shall (i) furnish to you, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration, shall use reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably may propose; (ii) if applicable, include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and (iii) if requested by the Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.

     (b) The Company shall advise you and, if requested by the Holders or by you, confirm such advice in writing (which advice pursuant to clauses
(ii)-(iv) hereof shall be

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accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

          (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

          (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (iv) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c) The Company will furnish to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

     (d) The Company will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use in accordance with applicable law of the prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the offering and sale of the Transfer Restricted Securities covered by the prospectus or any amendment or supplement thereto.

     (e) The Company will furnish to each Exchanging Dealer or the Initial Purchaser, as applicable, which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Exchanging Dealer or Initial Purchaser, as applicable, so requests in writing, all exhibits (including those incorporated by reference) except those previously filed by EDGAR.

     (f) The Company will, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer or the Initial Purchaser, as applicable, without charge, as many copies of the prospectus included within the coverage of the Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer or the Initial Purchaser, as applicable, may reasonably request for delivery by
(i) such Exchanging Dealer in connection with a sale of Exchange Securities received by it pursuant to the Registered Exchange Offer or (ii) the Initial Purchaser in connection with a sale of Exchange Securities received by it in exchange for Securities constituting any portion of an unsold allotment; and the Company consents to the use in accordance with applicable law of the prospectus or any amendment or supplement thereto by any such Exchanging Dealer or the Initial Purchaser, as applicable, as aforesaid.

     (g) Prior to any public offering of Securities or Exchange Securities pursuant to any Registration Statement, the Company will use its reasonable efforts to register or qualify or cooperate with the Holders of Securities included therein and its counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or Exchange Securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

     (h) The Company will cooperate with the Holders of Securities or Exchange Securities to facilitate the timely preparation and delivery of certificates representing Securities or Exchange Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing prior to sales of Securities or Exchange Securities pursuant to such Registration Statement.

     (i) If (i) any event contemplated by paragraphs (b)(ii) through (iv) above occurs during the period in which the Company is required to maintain an effective Registration Statement or (ii) any Suspension Period remains in effect for more than 120 days after the occurrence thereof, the Company will promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities or purchasers of Exchange Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (j) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Securities or Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Securities or Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company, or any successor depositary.

     (k) The Company will use its reasonable efforts to comply with all applicable rules and regulations of the Commission and will make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event shall such earnings statement be delivered later than 45 days after the end of a 12-month

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period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statements shall cover such 12-month period.

     (l) The Company will cause the Indenture or the Exchange Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

     (m) The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement, and the Company may exclude from such registration the Transfer Restricted Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

     (n) In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Securities to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company pursuant to Section 4(b)(ii) through (iv) hereof, such Holder will discontinue disposition of such Transfer Restricted Securities and use of the applicable prospectus until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 4(i) hereof, or until advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under Section 4(b)(ii) through (iv) during the period that the Company is required to maintain an effective Registration Statement (the "Effectiveness Period"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(i) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

     (o) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on such Securities that such Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Securities be marked as paid or otherwise satisfied.

     5. Registration Expenses. (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Exchange Offer Registration Statement or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws, (ii) printing expenses, including, without limitation, expenses of printing certificates for Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company or any other Depositary and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Securities included in any Registration Statement or sold by any Exchanging Dealer, as the case may be, (iii) messenger, telephone and delivery expenses,
(iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of the Company's independent certified public accountants (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Securities or Exchange Securities eligible for trading through The Depository Trust Company or any other Depositary, (vii) Securities Act liability insurance, if the Company desires such insurance,
(viii) fees and expenses of all other persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or any inter-dealer quotation system, if applicable, and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

     (b) The Company shall (i) reimburse the Holders of the Securities being registered in a Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Securities to be included in such Registration Statement and (ii) reimburse out-of-pocket expenses (other than legal expenses) of Holders of Securities incurred in connection with the registration and sale of the Securities pursuant to a Shelf Registration Statement or in connection with the exchange of Securities pursuant to the Exchange Offer. In addition, the Company shall reimburse the Initial Purchaser for 50% of the reasonable fees and expenses of one counsel in connection with the Exchange Offer which shall be White & Case LLP, and shall not be required to pay any other legal expenses of the Initial Purchaser in connection therewith.

     6. Indemnification. (a) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by an Exchanging Dealer or the Initial Purchaser, as applicable, the Company shall indemnify and hold harmless each Holder and Exchanging Dealer, and each of their directors, officers, agents and employees and each person, if any, who controls such Holder or Exchanging Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, agents and employees of such controlling persons against any and all loss, liability, claim and damage, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplements thereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and shall reimburse each

Holder promptly upon demand for any and all expenses (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the indemnified party), reasonably incurred as such expenses are incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental or regulatory agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that (i) this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Holders' Information and (ii) this indemnity with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any related preliminary prospectus shall not inure to the benefit of any indemnified party from whom the person asserting any such loss, claim, damage or liability received Securities or Exchange Securities if such persons did not receive a copy of the final prospectus at or prior to the confirmation of the sale of such Securities or Exchange Securities to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of material fact contained in the related preliminary prospectus was corrected in the final prospectus unless such failure to deliver the final prospectus was a result of noncompliance by the Company with Sections 4(c), 4(d), 4(e) or 4(f).

     (b) In the event of a Shelf Registration Statement, each Holder and Exchanging Dealer agrees to indemnify and hold harmless the Company, its directors, officers, agents and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, agents and employees of such controlling persons against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, arising out of or based upon any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto) in reliance on and in conformity with Holders' Information furnished to the Company by such Holder or Exchanging Dealer; provided, however, that no such Holder or Exchanging Dealer shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder or Exchanging Dealer from the sale of Securities or Exchange Securities pursuant to the Registration Statement.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any claim or action commenced against it in respect of which indemnity may be sought hereunder; provided, however, that failure to so notify an indemnifying party shall not relieve such indemnifying party from any obligation that it may have pursuant to this Section except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided further, however, that the failure to notify an indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than on account of this indemnity agreement. If any such claim or action shall be brought against an indemnified party, the indemnified party shall notify the indemnifying party thereof, and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on the written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on the written advice of counsel to the indemnified party) between the indemnified party and indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel for the indemnified party will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d)  If a claim by an indemnified party for indemnification under this
Section 6 is unenforceable even though the express provisions hereof provide for indemnification in such case, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth in Section 6(c) herein, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, an indemnifying party that is a holder of Transfer Restricted Securities or Exchange Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities or Exchange Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to any contribution from any person who was not guilty of such fraudulent misrepresentation.

     7. Miscellaneous. (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the Securities and the Exchange Securities, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders of Securities or Exchange Securities whose Securities or Exchange Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Securities or Exchange Securities being sold by such Holders pursuant to such Registration Statement.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

          (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this
     Section 7(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to NatWest Capital Markets Limited;

          (2) if to you, initially at your address set forth in the Purchase Agreement; and

          (3) if to the Company, initially at the address of the Company set forth in the Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

     (c) Successors And Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

     (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopies) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (f) Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     (g) No Inconsistent Agreements. The Company has not and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person. Without limiting the generality of the foregoing, without the written consent of the holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities, the Company shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of the Agreement.

     (h) No Piggyback on Registrations. Neither the Company, nor any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) shall have the right to include any securities of the Company in any Shelf Registration or Registered Exchange Offer other than Transfer Restricted Securities.

     (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (j) Remedies. In the event of a breach by the Company, or by any holder of Transfer Restricted Securities, of any of their obligations under this Agreement, each holder of Transfer Restricted Securities or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations under Sections 1 or 2 hereof for which liquidated damages have been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Agreement. The Company and each holder of Transfer Restricted Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              Very truly yours,

                              ANACOMP, INC.

                              By: /s/ Donald L. Viles
                                 -------------------------------------
                                 Name:   Donald L. Viles
                                 Title:  CFO

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

NATWEST CAPITAL MARKETS LIMITED

By: /s/ Alton Irby
    --------------------------
    Name:   Alton Irby
    Title:  Chief Executive

                                                                       ANNEX A

     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                       ANNEX B

     Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                                                       ANNEX C


                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
In addition, until _______________, 199_, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

     The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broke r-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of optio ns on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Secur ities and any commission or concessions received by any such persons may b e deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


     For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any broker-

---------------------

(1) In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                                                       ANNEX D

     / / CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

            Name:
                    ----------------------------------------------------
          Address:
                    ----------------------------------------------------
                    ----------------------------------------------------

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.